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                                                          Exhibit 23.3


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Non-Qualified Stock Options Pursuant to Written Option Agreement of Boston Communications Group, Inc., of our report dated April 19, 1996, with respect to the financial statements of Voice Systems Technology, Inc., included in the Boston Communications Group, Inc's Registration Statement
         (Form S-1 No. 333-4128) filed with the Securities and Exchange Commission.


         August 26, 1996
         Philadelphia, Pennsylvania